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                                                                    EXHIBIT 99.1


                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER
                            OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                             ORIGEN FINANCIAL, INC.

                                  JANUARY 2004

I.       PURPOSE

         The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities include: (a) monitoring
(1) the integrity of the financial statements of Origen Financial, Inc. (the "Company"), (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and its independent auditors, (4) the compliance by the Company with legal and regulatory requirements, (b) preparing the report required to be included annually in the Company's proxy statement as required by the Securities and Exchange Commission (the "SEC"), (c) providing an avenue of communication among the independent auditor, management and the Board, and (d) review and approve all related party transactions.

II.      COMMITTEE MEMBERSHIP


         The Audit Committee shall consist of no fewer than three (3) members, each of whom shall be a member of the Board, and shall otherwise be independent, provided however that one non-independent member may serve on the Audit Committee under exceptional and limited circumstances. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq National Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Sarbanes-Oxley Act of 2002 (the "SOX Act"), and the rules and regulations of the SEC, as are applicable, as may be interpreted by the Board in its business judgment. No Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flow. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.


         The members of the Audit Committee shall be elected by the Board, following recommendation of the Nominating and Governance Committee, and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Audit Committee members may be removed by the Board at any time with or without cause. Unless a Chair is elected by the Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.


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III.     MEETINGS

         The Audit Committee shall meet as often as it determines, but not less frequently than once per fiscal quarter. The Audit Committee shall meet separately, periodically, with the Company's management, its Chief Financial Officer and controller, and with the Company's independent auditor. Additionally, the Audit Committee may request that any officer or employee of the Company, the Company's outside counsel, or the independent auditor attend a meeting of the Audit Committee, or meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board and shall keep minutes of each meeting held.

IV.      COMMITTEE AUTHORITY AND RESPONSIBILITIES

         A. The Board of Director delegates to the Audit Committee the express responsibility and authority to do the following:

                  1. The Audit Committee shall have the sole authority and responsibility to select, evaluate and, when warranted, replace the Company's independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

                  2. The Audit Committee shall have the authority to approve in advance all audit services to be provided by the independent auditor. An audit service within the scope of the engagement approved by the Audit Committee shall be deemed to be approved in advance.

                  3.


                           a) The Audit Committee shall have the authority to review and approve all engagements of the independent auditor to provide permitted non-audit services that the Audit Committee determines do not impair the independence of the auditor, either by: (i) pre-approving all permitted non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit, or (ii) developing, implementing and overseeing policies and procedures for the engagement of the independent auditor to perform permitted non-audit services based on pre-approved fee levels or budgeted amounts, which policies and procedures shall be reviewed and adjusted annually.


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                           b)      A permitted non-audit service shall not
                                   include any of the following:

                                   i)       Bookkeeping or other services
                                            related to the accounting records or
                                            financial statements of the Company;

                                   ii) Financial information systems design and implementation;

                                   iii)     Appraisal or valuation services,
                                            fairness opinions, or
                                            contribution-in-kind reports;

                                   iv)      Actuarial services;

                                   v)       Internal audit outsourcing services;

                                   vi)      Management services or human
                                            resources;

                                   vii) Broker or dealer, investment adviser or investment banking services;

                                   viii)    Legal services and expert services
                                            unrelated to the audit; and

                                   ix)      Any other service that is deemed
                                            impermissible by rule or regulation
                                            of the SEC or the Public Company
                                            Accounting Oversight Board.

                           The independent auditor is prohibited from providing any of services listed in this Section 3(b) to the Company.

                  4. In discharging its oversight role, the Audit Committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, including the independent auditor. The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

                  5. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, at the expense of the Company.

                  6. The Audit Committee shall have the authority to establish procedures to receive and address complaints regarding the Company's accounting and audit-related matters.

         B. In connection with implementing the authority granted to the Audit Committee herein, the Audit Committee shall have the responsibility and duty, to the extent the Audit Committee deems necessary or appropriate, to:

                  1.       Financial Statement and Disclosure Matters




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                           a)      Review and discuss with management and the
                                   independent auditor the annual consolidated financial statements of the Company, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), and the results of the independent auditor's audit of the financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

                           b) Review and discuss with management and the independent auditor the Company's quarterly consolidated financial statements prior to the filing of its Form 10-Q, including the disclosures made in MD&A, the results of the independent auditor's review of the quarterly financial statements, and recommend to the Board whether the financial statements should be included in the Company's Form 10-Q.

                           c) Discuss with management and the independent auditor significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

                              - any significant changes in the Company's selection or application of accounting principles;

                              -    any off-balance sheet structures or
                                   transactions, their effect on the
                                   financial statements of the Company, and the adequacy of the disclosure of such off-balance sheet transactions or structures;

                              -    the effect of the use of alternative
                                   GAAP measures on the financial
                                   statements, and the adequacy of the
                                   disclosures made in relation thereto;

                              -    any complex or unusual transactions, or
                                   other areas requiring the application of judgments or estimations by management in the preparation of the Company's financial statements;

                              -    any major issues, significant
                                   deficiencies or material weaknesses as
                                   to the adequacy or effectiveness of the
                                   Company's internal control over
                                   financial reporting or the Company's
                                   disclosure controls and procedures;

                              - any changes or corrective action adopted in light of any problems, material weaknesses, or significant deficiencies in the Company's internal control over financial reporting or the Company's disclosure controls and procedures.



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                           d)      Discuss with management the Company's
                                   earnings press releases, including the use of "pro forma" or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

                           e) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

                           f)      On an annual basis, discuss with the
                                   independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

                           g) Review and discuss the disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during the preparation of their certification for the Form 10-K and Forms 10-Q as to any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting, and any fraud involving management or other employees of the Company who have a significant role in the Company's internal control over financial reporting.

                           h) The Audit Committee shall report to the Company's shareholders annually by preparing the report required under SEC rules and regulations to be included in the Company's annual proxy statement.

                  2. Oversight of the Company's Relationship with the Independent Auditor

                           a) Appoint, subject to shareholder ratification, the Company's independent auditor.

                           b) Approve the compensation to be paid to the independent auditor for audit services and permissible non-audit services.

                           c)      Review and approve the terms of the
                                   engagement of the independent auditor, the scope of its audit, and personnel qualifications.

                           d) Approve in advance all audit services to be provided by the independent auditor (an audit service within the scope of the



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                                   engagement approved by the Audit Committee
                                   shall be deemed approved in advance), and review and approve all engagements of the independent auditor to provide permissible non-audit services, either in advance of the provision of such services, or pursuant to the policies and procedures developed by the Audit Committee in respect of such services.

                           e) Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management, the Chief Financial Officer and controller.

                           f) Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditor are rotated at least every five years. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

                           g) Review and evaluate the lead partner of the independent auditor team.

                           h) Develop policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

                           i)      Obtain and review a report from the
                                   independent auditor at least annually
                                   regarding:

                              -    the independent auditor's internal
                                   quality-control procedures;

                              -    any material issues raised by the most
                                   recent internal quality-control review,
                                   or peer review, of the independent
                                   auditor, or by any inquiry or
                                   investigation by governmental or
                                   professional authorities within the
                                   preceding five years with respect to one or more independent audits carried out by the independent auditor;

                              -    any steps taken to deal with any such
                                   issues; and

                              -    all relationships between the
                                   independent auditor and the Company,
                                   consistent with Independence Standards
                                   Board Standard 1.

                                   Upon review of this report, the Audit
                                   Committee shall actively engage in a
                                   dialogue with the independent auditor
                                   with respect


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                                   to any disclosed relationships or
                                   services that may impact the objectivity and independence of the auditor.

                                   The Audit Committee shall present a copy of this report to the Board.

                           j)      Review and discuss reports from the
                                   independent auditor on:

                              -    All critical accounting policies and
                                   practices to be used;

                              -    All alternative treatments of financial
                                   information within generally accepted
                                   accounting principles that have been
                                   discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

                              -    Other material written communications
                                   between the independent auditor and
                                   management, such as any management
                                   letter or schedule of unadjusted
                                   differences.

                           k) Discuss with the independent auditor issues raised by management as to audit quality and consistency.

                  3. Oversight of the Company's Internal Control and Internal Audit Function

                           a) Review and discuss with management and the independent auditor the adequacy and effectiveness of the Company's internal controls over financial reporting, and any recommendations of the Company's internal audit department or the independent auditor.

                           b) Review with the Company's Chief Executive Officer and Chief Financial Officer the results of their evaluation of the effectiveness of the Company's internal control over financial reporting and the internal control report prepared by management in connection with the Company's Form 10-K, pursuant to the SOX Act, the Exchange Act, and the rules and regulations promulgated thereunder;

                           c) Discuss with the independent auditor, any issues or concerns raised by the evaluation or the internal control report described in paragraph 3(b) above, which may affect the independent auditor's attestation report on management's internal control over financial reporting.

                           d) At least annually, discuss with the Company's management and independent auditor the procedures, responsibilities,



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                                   activities, staffing, and organizational
                                   structure of the Company's internal audit function, or the equivalent internal structure which implements the Company's internal control over financial reporting, and any recommendations in connection therewith.

                           e) Review and discuss policies with respect to risk assessment and risk management periodically with management, internal auditors and the independent auditor, and the Company's plans or processes to monitor, control and minimize risk and exposures.

                           f) Review and approve all transactions between the Company and its officers and directors that would be required to be disclosed under
                                   Item 404 of Regulation S-K.

                  4.       Compliance Oversight Responsibilities

                           a) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

                           b) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

                           c) Discuss with the Company's outside counsel any legal matters, including material litigation that may have a material impact on the financial statements or the Company's compliance policies.

                           d) Conduct or authorize investigations into any matters within the scope of the Audit Committee's responsibilities. The Audit Committee shall have unrestricted access to Company employees, independent auditors, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any member or representative of the Audit Committee.

                           e) Report regularly to the Board about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the


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                                   performance and independence of the
                                   independent auditor, and the performance of the Company's internal audit function.

                           f) The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

                           g) The Audit Committee shall perform other activities related to this Charter and the authority and responsibility delegated to the Audit Committee herein, as may be requested by the Board from time to time.

                           h) The Audit Committee shall annually review the Audit Committee's own performance.

V.       LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


VI.      FUNDING

         The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (a) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services or any permitted non-audit services approved pursuant to Section IV(A)(4) above, (b) compensation to any advisors retained by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.






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                             ORIGEN FINANCIAL, INC.
                           AUDIT COMMITTEE GUIDELINES


COMMITTEE MEMBERSHIP
The Audit Committee shall consist of no fewer than three (3) members, each of whom shall be a member of the Board of Directors (the "Board") and shall be independent.

INDEPENDENCE OF DIRECTORS
An "independent director" means a person other than an officer or employee of Origen Financial, Inc. (the "Company") or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The names of the directors whom the Board has determined to be independent must be disclosed in the Company's annual proxy statement or annual report.

NASDAQ INDEPENDENCE PROVISIONS
RULE 4200

     - Employee: A director who is, or at any time during the past three years was, employed by the Company, would not be deemed "independent."


     - Payments: A director who accepts, or has a Family Member (as defined below) who accepts any payments from the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for Board or Board committee service; (ii) payments arising solely from investments in the Company's securities;
         (iii) compensation paid to a Family Member who is a non-executive employee of the Company; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (v) loans permitted under
         Section 13(k) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),would not be deemed "independent."


     - Family Member of Executive Officer: A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer, would not be deemed "independent."


     - Business Relationship: A director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company's securities; or (ii) payments under non-discretionary charitable contribution matching programs, would not be deemed "independent."


     - Interlocking Directorate: A director who is employed, or has a Family Member who is, employed as an executive officer of another entity at any time during the past three years



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         where any of the executive officers of the Company serves on the compensation committee of such other entity, would not be deemed "independent."


     - Auditor: A director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years, would not be deemed "independent."


APPOINTMENT OF NON-INDEPENDENT COMMITTEE MEMBER

One director who is not independent as defined in NASD Rule 4200 and meets the criteria set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder, and is not a current officer or employee of the Company or a Family Member of such person, may be appointed to the audit committee if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement or annual report subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception is not permitted to serve longer than two years and is not be permitted to chair the audit committee.


* "Family Member" includes a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

** For purposes of the above NASD independence provisions, references to the Company include any parent or subsidiary of the Company.

*** The three year look-back periods referenced in the "Employee," "Family Member of Executive Officer," and "Interlocking Directorate Auditor' provisions above commence on the date the relationship ceases. For example, a director employed by the Company is not independent until three years after such employment terminates.












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